EXHIBIT 13

SCHEDULE OF COMPUTATION OF PERFORMANCE

          The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

          1.    Standardized Total Return (Since Inception of the Contract)

          Assuming experience from the American Century VP Value Sub-Account, on a $1,000 Purchase Payment:

$1,000 Payment made on	6/29/01
and fully redeemed on	12/31/2001

          No Annual Contract Maintenance Charge is curently assessed at redemption.

          A contingent deferred sales charge of 8% is assessed on the amount withdrawn that exceeds the free withdrawal amount

	Dates	Accumulation Unit Values
Inception Date of Contract	6/29/2001	12.290618
	12/31/2001	12.856635

          The Standardized Total Return (Since Inception) through 12/31/2001

Accumulated Value
((1000/12.290618) x 12.856635	$ 1,046.05
Surrender-Free Amount	$ 100.00
Ending Redeemable Value on 12/31/2001
1046.05-.08 x (1046.05-100)	$ 970.37
Standardized Total Return (Since Inception) through 12/31/2001
( ( 970.37/1000 ) - 1 ) x 100	-2.96%
Note: Returns are not annualized for periods less than 1 year.

          2    Annualized Accumulation Unit Value(AUV) Return

          For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

          For periods greater than one year, it is the effective annual compounded rate.

          Assuming experience from the American Century VP Value Sub-Account:

Dates	Accumulation Unit Values
12/31/2000	11.531525
12/31/2001	12.856635
Percentage Change in Accumulation Unit Values for the period ending 12/31/2001
((12.856635/11.531525) - 1) x 100%	11.49%
Annualized AUV Return for the 1 year period ending 12/31/2001	11.49%

           3    Nonstandard Average Annual Total Return (Since Inception)

          Assuming experience from the American Century VP Value Sub-Account on a $10,000 Purchase Payment:

          The growth of $10,000 reflects no annual administrative charges nor additional charges for any enhanced death benefit or premium taxes.

$10,000 Single Payment made on Fund’s Inception Date	5/1/96	$10,000
Accumulated Value on	12/31/01	$18,341
No. of Years Since Payment (Inception)		5.67
Nonstandard Average Annual Total Return (Since Inception) through the period ending 12/31/2001			11.29%
((18,341/10,000) ∧ (1/5.67)-1 ) x 100%
The symbol ∧ is being used to denote exponentiation.

          4    Nonstandard Calendar Year Total Return

          Assuming experience from the American Century VP Value Sub-Account on a $10,000 Purchase Payment:

          The growth of $10,000 reflects no annual administrative charges nor additional charges for any enhanced death benefit or premium taxes.

$10,000 Single Payment made on Fund’s Inception Date	5/1/96	$10,000
Accumulated Value on	12/31/00	$16,451
Accumulated Value on	12/31/01	$18,341
Nonstandard Calendar Year Total Return for the Year ending 12/31/2001		11.49%
((18,341/16,451)-1) x 100%

          5    7-day Money Market Yield and Effective Yield

          Assuming experience from the Oppenheimer Money Fund Sub-Account on a hypothetical $1 payment: Annualized Yields and Effective Yields based on the seven-day period ending 12/31/2001

Unit Value	12/24/2001	10.450836
Unit Value	12/26/2001	10.450640
Unit Value	12/31/2001	10.451320
To get the change in value from 12/24/2001 to 12/31/2001:
Step 1. Change in value from 12/24/2001 to 12/26/2001:
((10.45064 / 10.450836-1)	-0.000019
Step 2. Change in value from 12/26/2001 to 12/31/2001:
(10.451320 / 10.450640)-1	0.000065
Step 3. Change in value from 12/24/2001 to 12/31/2001: Add results of Steps 1 and 2-0.000019 + 0.000065	0.000046

          Before Annual Contract Maintenance Charge deduction:

Yield:    0.000046 x (365/7)=0.24%
Effective Yield:    1.000046 ∧ (365/7)-1 =0.24%

          The symbol  ∧ is being used to denote exponentiation.

The Annual Contract Maintenance Charge is currently $0 on this contract. 0.000%

After Annual Contract Maintenance Charge deduction:
Yield:	0.24%
Effective Yield:	0.24%